UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2009

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 842-2600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Kelli L. Kellar has notified Premier Exhibitions, Inc. (the “Company”) of her intention to resign as the Company’s Chief Accounting Officer effective as of May 15, 2009. As reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2009, Ms. Kellar’s employment agreement with the Company provides for one-year’s salary as severance and the continuation of health insurance benefits during the severance period if Ms. Kellar remains employed by the Company at least until May 15, 2009 and gives advance written notice of at least 30 days of her intent to resign. Ms. Kellar’s employment agreement also provides, if the conditions set forth above are met, for the acceleration of the exercisability of stock options and the immediate vesting of awards of restricted stock, which, in each case, have been outstanding for less than one year, but could have been exercised or would have vested by the one-year anniversary of their respective grant dates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Christopher J. Davino
Christopher J. Davino
Interim President and Chief Executive Officer

Date: March 6, 2009